Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 16, 2004, Newport Corporation, a Nevada corporation (“Newport”), completed its acquisition of all of the issued and outstanding capital stock of Spectra-Physics, Inc. and certain related entities (collectively, “Spectra-Physics”). The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma condensed combined balance sheet as of July 3, 2004, and the unaudited pro forma condensed combined statements of operations for the six months ended July 3, 2004 and the year ended December 31, 2003, are presented herein. The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of Newport and Spectra-Physics as of July 3, 2004. The unaudited pro forma condensed combined statements of operations were prepared using the historical statements of operations of Newport and Spectra-Physics for the six months ended July 3, 2004 and for the year ended December 31, 2003.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had been completed on July 3, 2004, and combines the unaudited condensed balance sheets of Newport and Spectra-Physics. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 combines the historical results of Newport and Spectra-Physics and gives effect to the acquisition as if it had occurred on January 1, 2003.

The unaudited pro forma condensed combined statement of operations for the six months ended July 3, 2004 combines the historical results of Newport and Spectra-Physics and gives effect to the acquisition as if it had occurred on January 1, 2003.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, are based upon the respective historical consolidated and combined financial statements of Newport and Spectra-Physics, and should be read in conjunction with the historical financial statements and related notes of Newport Corporation, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Newport’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2004 and Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as well as the historical combined financial statements and related notes of Spectra-Physics, which are attached as Exhibit 99.2 to Newport’s Current Report on Form 8-K/A (Amendment No. 1) dated July 16, 2004 and filed with the Securities and Exchange Commission on November 12, 2004.

NEWPORT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JULY 3, 2004

(In thousands)	Newport, As Reported	Spectra-Physics, As Reported	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$29,240	$6,352	$—		$35,592
Marketable securities	235,549	—	(200,000	) (A)	35,549
Accounts receivable, net	32,862	34,978	1,038	(D)	68,878
Notes receivable, net	—	6,849	—		6,849
Inventories	52,435	39,978	8,274	(D)	100,687
Prepaid expenses and other current assets	6,174	1,708	25,073	(A)	32,955

Total current assets	356,260	89,865	(165,615)		280,510
Property and equipment, net	30,289	43,361	(12,494	) (I)	61,156
Goodwill	57,606	119,710	(119,710	) (E)	235,578
			177,972	(F)
Deferred income taxes	14,900	—	(14,900	) (J)	—
Intangible assets	4,328	4,812	(4,812	) (E)	62,428
			58,100	(F)
Investments and other assets	8,088	5,903	(1,756	) (C)	12,044
			(191	) (D)

	$471,471	$263,651	$(83,406)		$651,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short term obligations	$—	$21,626	$—		$21,626
Accounts payable	9,564	9,503	(275	) (H)	18,792
Accrued payroll and related expenses	7,500	11,376	291	(G)	19,167
Accrued expenses and other current liabilities	8,986	19,206	3,905	(C)	35,032
			2,935	(D)
Accrued restructuring costs	234	1,412	3,756	(C)	3,990
			(1,412	) (K)
Obligations under capital leases	261	—	—		261

Total current liabilities	26,545	63,123	9,200		98,868
Obligations under capital leases, less current portion	1,425	—	—		1,425
Long term debt, less current portion	—	8,000	(8,000	) (H)	46,382
			46,382	(B)
Accrued restructuring costs and other liabilities	578	9,953	2,637	(C)	14,339
			1,171	(D)
Commitments and contingencies

Stockholders’ equity:
Parent’s net investment		185,584	(185,584	) (L)	—
Common stock	4,603	—	376	(B)	4,997
			18	(G)
Capital in excess of par value	443,041	—	47,703	(B)	492,722
			1,978	(G)
Deferred stock compensation	(95)	—	(1,996	) (G)	(2,091)
Accumulated other comprehensive income	679	(3,009)	3,009	(L)	679
Accumulated deficit	(5,305)	—	(300	) (F)	(5,605)

Total stockholders’ equity	442,923	182,575	(134,796)		490,702

	$471,471	$263,651	$(83,406)		$651,716

See accompanying notes to unaudited pro forma condensed combined financial statements.

NEWPORT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JULY 3, 2004

(In thousands, except per share data)

(Unaudited)

	Newport, As Reported	Spectra-Physics, As Reported	Pro Forma Adjustments		Pro Forma Combined
Net sales	$89,899	$115,645	$—		$205,544
Cost of sales	58,854	70,007	901	(F)	129,762

Gross profit	31,045	45,638	(901)		75,782
Selling, general and administrative expense	22,199	26,538	(79	) (D)	49,805
			(327	) (E)
			975	(F)
			499	(G)
Research and development expense	7,723	10,843	—		18,566

Operating income (loss)	1,123	8,257	(1,969)		7,411
Interest and other income (expense), net	2,565	(308)	(1,854	) (A)	(1,285)
			(1,688	) (B)

Income (loss) from continuing operations before income taxes	3,688	7,949	(5,511)		6,126
Income tax provision (benefit)	(160)	209	—		49

Income (loss) from continuing operations	$3,848	$7,740	$(5,511)		$6,077

Basic income (loss) per share:
Income from continuing operations	$0.10	N/A			$0.14
Diluted income (loss) per share:
Income from continuing operations	$0.09	N/A			$0.14
Shares used in computation of income (loss) from continuing operations per share:
Basic	39,234	N/A			42,454
Diluted	41,241	N/A			44,614

See accompanying notes to unaudited pro forma condensed combined financial statements.

NEWPORT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

(In thousands, except per share data)

(Unaudited)

	Newport, As Reported	Spectra-Physics, As Reported	Pro Forma Adjustments		Pro Forma Combined
Net sales	$134,789	$203,813	$—		$338,602
Cost of sales	90,746	136,091	1,801	(F)	228,638

Gross profit	44,043	67,722	(1,801)		109,964
Selling, general and administrative expense	43,573	48,422	(158	) (D)	94,036
			(749	) (E)
			1,950	(F)
			998	(G)
Research and development expense	18,145	18,397	—		36,542
Restructuring, impairment and other charges	1,705	3,508	—		5,213

Operating loss	(19,380)	(2,605)	(3,842)		(25,827)
Interest and other income (expense), net	8,013	(1,806)	(4,679	) (A)	(1,847)
			(3,375	) (B)

Loss from continuing operations before income taxes	(11,367)	(4,411)	(11,896)		(27,674)
Income tax provision (benefit)	(812)	536	—		(276)

Loss from continuing operations	$(10,555)	$(4,947)	$(11,896)		$(27,398)

Basic and diluted loss per share:
Loss from continuing operations	$(0.27)	N/A			$(0.65)
Shares used in computation of basic and diluted loss from continuing operations per share	38,865	N/A			42,085

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

On July 16, 2004, Newport Corporation (Newport) acquired all of the issued and outstanding capital stock of Spectra-Physics, Inc. and certain related entities (collectively, Spectra-Physics) from Thermo Electron Corporation (Parent). The unaudited pro forma condensed combined balance sheet as of July 3, 2004 is based on historical balance sheets of Newport and Spectra-Physics and has been prepared to reflect the acquisition as if it had been consummated on July 3, 2004.

The unaudited pro forma condensed combined statement of operations for the six months ended July 3, 2004 combines the results of operations of Newport and Spectra-Physics for the six months ended July 3, 2004 and have been prepared to reflect the acquisition as if it had occurred on January 1, 2004.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 combines the results of operations of Newport and Spectra-Physics for the fiscal year ended December 31, 2003 and have been prepared to reflect the acquisition as if it had occurred on January 1, 2003.

The selected unaudited pro forma condensed combined financial information may not be indicative of the historical results that would have occurred had Newport and Spectra Physics been combined during these time periods or the future results that may be achieved after the merger.

On a combined basis, there were no significant transactions between Newport and Spectra Physics during the periods presented. There are no significant differences between the accounting policies of Newport and Spectra-Physics.

The pro forma combined provision for income taxes and the pro forma combined balances of deferred taxes may not represent the amounts that would have resulted had Newport Corporation and Spectra-Physics filed consolidated income tax returns during the periods presented. Spectra-Physics was included in the Parent’s consolidated income tax returns. Income taxes in the condensed combined financial statements herein include income taxes calculated on a stand alone basis.

2. PRELIMINARY PURCHASE PRICE

The unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $275 million, including acquisition-related costs.

The original purchase price was comprised of $200 million in cash, a $50 million promissory note issued to Thermo Electron Corporation bearing 5% interest payable quarterly with principal payable in full on July 16, 2009, and 3.2 million shares of Newport common stock. The cash portion of the purchase price is subject to a net asset adjustment, whereby the purchase price is adjusted based upon the net assets at the closing date compared with the net assets at December 31, 2003. Newport has estimated that this adjustment will result in payment to Newport of approximately $25 million, which is expected to be received in the fourth quarter of 2004.

The number of shares of Newport common stock issued was determined by dividing $50 million by the 20-day average closing price of Newport common stock ending two days before the acquisition date of July 16, 2004. The fair value of Newport Corporation common stock issued was determined using an average price of $14.93, which was the average closing price of Newport common stock two days before and after the measurement date of July 14, 2004.

The debt is valued at approximately $46 million, based upon a discount in order to reflect a market rate of interest for similar debt with similar characteristics. The stated rate of interest on this note is 5% per annum.

The purchase price for Spectra-Physics was determined by arms-length negotiation between Newport’s management and Spectra-Physics’ former parent, Thermo Electron Corporation (“Parent”), taking into account a number of factors, including the value of the assets, the historical and projected financial performance of Spectra-Physics and the valuations of certain recently acquired companies with comparable businesses and financial performance.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Newport prepared a preliminary purchase price allocation for the acquisition in the third quarter of 2004 based on a valuation of intangible assets, an estimate of pension accounting pending a final actuarial valuation and preliminary income tax accounting. In addition, Newport is in the process of finalizing its exit plans related to certain acquired entities and has recorded a liability based upon preliminary plans approved by Newport’s Board of Directors. Newport expects that these items will be resolved by the end of the second quarter of 2005. The excess of the purchase price over the estimated fair value of the net assets acquired of approximately $178.0 million was recorded as goodwill, which is generally not deductible for tax purposes.

Below is a summary of the purchase price, assets acquired and liabilities assumed:

(In thousands, except share amounts)
Consideration paid:
Cash paid, net of asset adjustment receivable	$174,927
3,220,300 shares of common stock, valued based upon the average price two days before and after the measurement date	48,079
Debt ($50 million, 5% interest payable quarterly, principal due in full July 16, 2009, discounted to market value)	46,382
Other costs, primarily professional fees	5,661

$275,049

Assets acquired and liabilities assumed:
Current assets	$93,334
Goodwill	177,972
Purchased intangible assets (including in-process-R&D of $0.3 million)	58,400
Other assets	35,932
Current liabilities	(79,167)
Long-term liabilities	(11,422)

$275,049

Newport determined that a gross deferred tax liability is required to be established in order to account for differences between the tax and book basis of the acquired intangibles (other than goodwill) of Spectra-Physics. The gross deferred tax liability of Spectra-Physics is equal to Newport’s recorded stand alone net deferred tax asset of approximately $14.9 million (recorded in prior periods) plus a deferred tax asset recorded in the third quarter of approximately $8 million, which was reflected as a reduction of goodwill. As a result, Newport’s recorded deferred tax assets equal the acquired deferred tax liability, and net to zero on the accompanying unaudited pro forma condensed combined balance sheet.

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma condensed combined statements of operation do not reflect the amortization of goodwill acquired in the merger consistent with the guidance in Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

Identifiable intangible assets consist of (in thousands):

Identifiable Intangible Assets:	Estimated Fair Value	Weighted Average Amortization Period	Estimated Annual Amortization
Developed technology	$24,500	14 years	1,801
Customer relationships	19,500	10 years	1,950
Backlog	2,200	6 months	2,200
Trademark/tradename	11,900	Indefinite	—

	$58,100

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Newport’s management has estimated that $0.3 million of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use.

3. PRO FORMA NET INCOME (LOSS) PER SHARE

The unaudited pro forma condensed combined statements of operations have been prepared as if the acquisition was completed as of January 1, 2003. The pro forma basic and diluted income per share are based on the weighted average number of shares of Newport common stock outstanding during each period and the number of shares of Newport common stock issued in connection with the acquisition. The following table shows the adjusted pro forma combined basic and diluted shares at the end of the period presented:

(In thousands)	Newport Weighted Average Shares	Adjustments, Newport Shares Issued	Pro Forma Combined Weighted Average Shares
Shares outstanding for the period ended December 31, 2003:
Basic and diluted	38,865	3,220	42,085
Shares outstanding for the period ended July 3, 2004:
Basic	39,234	3,220	42,454
Diluted	41,241	3,373	44,614

Shares used in computing diluted loss per share exclude common stock equivalents as their inclusion would be anti-dilutive due to the net losses incurred.

4. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are based on preliminary estimates which may change as additional information is obtained:

(A)	To record marketable securities sold to derive the cash paid as part of the acquisition of $200 million, to record the expected receivable related to the net asset adjustment and to record the estimated lost interest income on marketable securities used in the acquisition. Newport incurred a loss on the sale of these marketable securities of approximately $1.7 million, which has been excluded from the pro forma results of operations as it is a non-recurring loss.

(B)	To record the 3.2 million shares of Newport common stock and the $50 million promissory note issued in connection with the acquisition at their respective fair values, and to record interest expense on the note.

(C)	To accrue for the estimated outstanding direct costs of the acquisition primarily related to investment banking, legal, accounting and other direct costs of the acquisition, and to record estimated exit plan costs related to the acquisition, both of which are included in purchase accounting.

(D)	To adjust assets and liabilities to their estimated fair value, including accounts receivable, inventory, investments, deferred revenue, pension liabilities and an unfavorable lease liability, and to record the amortization of the unfavorable lease liability. The cost of sales impact of the write-up of inventory to fair value has been excluded as it is a non-recurring item.

(E)	To eliminate Spectra-Physics’ existing goodwill and intangible assets and amortization thereon.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(F)	To record goodwill and acquired intangible assets, and amortization thereon. Amortization of backlog of $2.2 million has been excluded from the condensed combined statements of operations due to its short amortization period of six months, as it a non-recurring cost. The write-off of in-process-R&D of $0.3 million has also been excluded as it is a non-recurring cost.

(G)	To record cash bonus paid to Spectra-Physics employees for in-the-money stock options with no future service requirement, and to record the issuance of 153,164 shares of restricted Newport common stock to Spectra-Physics employees, which were valued at the closing price on the date of grant of $13.03, and which vest over 24 months, and to record amortization of deferred compensation thereon.

(H)	To remove intercompany balances payable to the Parent that were excluded or forgiven as part of the purchase agreement, including certain accounts payable and long-term debt.

(I)	To remove the net book value of the Tucson facility land and building that was not included in the acquisition (title was retained by the Parent). Since the depreciation expense approximates the monthly cost of the operating lease, no adjustment to the statement of operations is required.

(J)	To record deferred tax liabilities related to identified intangible assets.

(K)	To remove accrued restructuring as it was an excluded liability of the transaction and will be paid by the seller.

(L)	To remove the historical equity accounts of Spectra-Physics.